UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 13, 2016

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The Company’s Annual Meeting was held on May 13, 2016.

(b)    At the Annual Meeting, the Company’s stockholders (i) elected G. Chris Andersen, Paula H. J. Cholmondeley, Donald DeFosset, Thomas J. Hansen, John L. Garrison, Raimund Klinkner, David A. Sachs, Oren G. Shaffer, David C. Wang and Scott W. Wine to the Company’s Board of Directors until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and (iii) approved in an advisory vote, the compensation of the Company’s named executive officers.

The voting results for each matter submitted to a vote of stockholders at the Company’s Annual Meeting were as follows:

	For	Against	Abstain	Broker Non-Votes

Proposal 1: Election of Directors:
G. Chris Andersen	80,728,298	930,828	193,813	13,606,461
Paula H. J. Cholmondeley	79,741,068	1,954,215	157,656	13,606,461
Donald DeFosset	79,689,166	1,966,058	197,715	13,606,461
John L. Garrison	81,097,200	561,877	193,862	13,606,461
Thomas J. Hansen	81,202,740	455,277	194,922	13,606,461
Raimund Klinkner	80,061,284	1,548,436	243,219	13,606,461
David A. Sachs	81,061,312	599,733	191,894	13,606,461
Oren G. Shaffer	81,181,839	478,462	192,638	13,606,461
David C. Wang	80,045,544	1,615,435	191,960	13,606,461
Scott W. Wine	73,701,955	7,909,489	241,495	13,606,461

Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2016	94,600,443	717,922	141,035	-0-
Proposal 3: Advisory vote on the compensation of the Company’s named executive officers	79,753,430	1,920,678	178,831	13,606,461

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2016

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel